UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1 TO SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-2

NAPCO SECURITY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Explanatory Note

This Amendment to Schedule 14A (this “Amendment”) is being filed to amend the Definitive Proxy Statement filed by Napco Security Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on October 30, 2023 (the “Proxy Statement”). This Amendment (i) adds a shareholder vote on the ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for fiscal 2024 and, (ii) amends and replaces the sample proxy card included in the Proxy Statement to include the ratification of Deloitte as the Company’s independent registered public accountants for fiscal 2024. No other changes have been made to the Proxy Statement or to the matters to be considered by the shareholders.

NAPCO SECURITY TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 12, 2023

Dear Fellow Stockholder:

The Annual Meeting of the Stockholders of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 333 Bayview Avenue, Amityville, New York, on December 12, 2023, at 12:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	Election of two directors to serve for a term of three years and until their respective successors are elected and qualified;
2.	Ratification of the selection of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountants for fiscal 2024; and
3.	Transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 24, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Richard L. Soloway, Secretary

November 7, 2023

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To be Held on December 12, 2023

Copies of this proxy statement, form of proxy card and our 2023 annual report are available at investor.napcosecurity.com. The Board recommends a vote FOR the nominated slate of directors (see page 3) and FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal 2024.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 12, 2023

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (“Common Stock”), of NAPCO Security Technologies, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders, to be held on December 12, 2023, and at any adjournment thereof (the “Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company’s office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November 7, 2023. A copy of the 2023 Annual Report of the Company, including financial statements, is being mailed herewith.

Only stockholders of record at the close of business on October 24, 2023 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 36,770,097 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Item 2 must be approved by a majority of votes cast on the matter by the holders of the shares present at the Meeting and entitled to vote on such matter. A properly executed proxy marked “ABSTAIN” with respect to Item 2 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have no effect on the vote for Item 2.

If you are a record holder of shares and do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under “Election of Nominees for Directors” below, and “FOR” the ratification of Deloitte as the Company’s independent registered public accountants for fiscal 2024.

If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Under stock exchange rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Uninstructed brokers have discretionary voting power as to ratification of Deloitte as our independent registered public accountants (Item 2), which is considered a routine matter. Uninstructed brokers do not have discretionary voting power as to election of the two nominees for director (Item 1), which is considered a non-routine matter. A bank or brokerage firm may not vote your shares with respect to the non-routine matters if you have not provided instructions. This is called a “broker non-vote.” Broker non-votes will be counted towards the presence of a quorum but will not be counted as shares entitled to vote on Proposal 1.

THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE
AND RETURN THE ENCLOSED PROXY CARD.

Item 1:  Election of Directors

The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2026. The terms of the other two classes of continuing directors expire at the Annual Meetings of Stockholders after fiscal year end 2024 and 2025, respectively.

Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Andrew J. Wilder and Robert A. Ungar, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders after fiscal year end 2026 and until his successor is elected and qualified.

Each of Messrs. Wilder and Ungar, has consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

The names of, and certain information concerning, the nominees and the continuing directors are set forth below. Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and Board of Directors to determine that the person should serve as one of our directors.

Name and Age	Principal Occupation	Director Since

Nominees for Director to serve until Annual Meeting of Stockholders following Fiscal Year 2026:

Andrew J. Wilder (72)	Certified Public Accountant. Partner of GR Reid Associates LLP, independent certified public accountants. Mr. Wilder serves as the Audit Committee Chairman, on the Compensation Committee and on the Nominating Committee.	1995

Robert A. Ungar (67)	President of Robert A. Ungar Associates, Inc., lobbying, media and public relations services in public-sector areas including fire service, EMS and Public Safety. Mr. Ungar serves as the Nominating Committee Chairman, and on the Audit Committee.	2020

Continuing Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2024:

Paul Stephen Beeber (78)	Licensed Attorney in New York State. Mr. Beeber serves as the Compensation Committee Chairman, as well as on the Audit Committee.	2004

Rick Lazio (65)	Licensed Attorney. Senior Vice President of alliantgroup, LP since 2011, an international provider of specialty tax consulting services. Since 2019, Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, that provides advisory services to businesses to protect against cyberattacks. Since 2012, Special Counsel to Jones Walker, LLP, a law firm of nearly 400 attorneys with offices throughout the United States. Former member of the United States House of Representatives from New York. Mr. Lazio serves on both the Compensation Committee and the Nominating Committee.	2020

Donna A. Soloway (75)

Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independence through Security). She is also a Board member of the Alliance of the Guardian Angels, an international organization of crime prevention.
Ms. Soloway is the wife of Richard L. Soloway, the Chairman, CEO and President of the Company.

		2001

Continuing Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2025:

Richard L. Soloway (77)	Chairman of the Board of Directors, CEO, President and Secretary of the Company.	1972

Kevin S. Buchel (70)	Executive Vice President of Operations, CFO, and Treasurer of the Company.	1998

David Paterson (69)	Former Governor of New York, David Alexander Paterson, earned his B.A. in History from Columbia University and his J.D. from Hofstra Law School. In 2002, Mr. Paterson was elected as Minority Leader of the New York State Senate, becoming the first African-American and blind legislative leader in the state’s history. Mr. Paterson is also Senior Vice President and Senior Advisor to Las Vegas Sands Corp. Mr. Paterson serves on the Nominating Committee.	2023

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF MESSRS. Wilder and Lazio

Nominees

Mr. Wilder has been a partner of GR Reid Associates, LLP and its predecessor firm, independent certified public accountants, since 1990.

The Company believes Mr. Wilder’s qualifications to serve as a director include extensive experience in finance and financial reporting and his corporate governance experience. Our Board of Directors has determined that Mr. Wilder is an audit committee financial expert.

Mr. Ungar is the President of Robert A. Ungar Associates, Inc., Lobbying, Media and Public Relations Services.

The Company believes that Mr. Ungar’s qualifications to serve as a director include his diverse experience as an entrepreneur, his experience with various government departments, his experience as a lawyer, as well as his experience with the fire service industry.

Continuing Directors

Mr. Beeber has been a Licensed Attorney in New York State since 1970, focusing on elder law, estate planning and real estate.

The Company believes Mr. Beeber provides practical and legal guidance, insight and perspective with regard to the operations and strategies of the Company and has a deep understanding of the Company.

Mr. Lazio is a licensed attorney. From 2011 to the present, Mr. Lazio has been a Senior Vice President of alliantgroup, LP, an international provider of specialty tax consulting services. He has also served since January 2019 as Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, which provides advisory services to protect businesses from the risks associated with cyberattacks. Mr. Lazio has also been Special Counsel to Jones Walker, LLP, a law firm with nearly 400 attorneys in 20 offices throughout the United States.

The Company believes that Mr. Lazio’s qualifications to serve as a director include his diverse background including his eight years in the US House of Representatives, where he served on the Budget, Banking and Commerce Committees. In addition, Mr. Lazio, as the Senior VP of alliantgroup LLP, provides expertise in specialty tax consulting as well as consulting with regard to Cybersecurity.

Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independent through Security). She is currently a board member of Lifeline as well as the Alliance of the Guardian Angels.

The Company believes Ms. Soloway brings significant experience and knowledge of the security industry, specifically in the areas of customer relations, marketing and sales management.

Mr. Soloway has been the Company’s Chairman of the Board of Directors since October 1981, President and CEO since 1998, and Secretary since 1975.

The Company believes Mr. Soloway’s qualifications to serve as a director include his over forty years’ experience in the security industry and his broad knowledge and understanding of the Company and its operations derived from his fifty-year tenure with the Company and twenty-five year service as its President and CEO.

Mr. Buchel has been Executive Vice President of Operations since October 2021, Senior Vice President of Operations and Finance from April 1995 to October 2021, CFO since April 1995 and Treasurer since May 1998.

The Company believes Mr. Buchel’s qualifications to serve as a director include his understanding of the Company and its operations derived from twenty-eight years as our CFO and Senior Vice President of Operations and Finance, two years as Executive Vice President and twenty-five years as Treasurer.

Mr. Paterson is a Senior Vice President and Senior Advisor to Las Vegas Sands Corp. Prior to becoming New York State’s 55th governor in March 2008, Mr. Paterson began his political career when he was elected to represent Harlem in 1985 at the age of 31, making him the third youngest state senator in New York’s history. In 2002, he was elected as Minority Leader of the New York State Senate, becoming the first African-American and blind legislative leader in the state’s history.

The Company believes Mr. Paterson’s qualifications to serve as a director include his diverse background including his political career serving as both in the state senate and as the Governor of New York.

Other Directorships

During the past five years, none of the directors or nominees has been a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

Board Diversity Matrix for:
	As of October 24, 2023				As of October 24, 2022
Total Number of Directors	8				7
Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender

Directors:	1	7	-	-	1	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-	-	-	-	-
Alaskan Native or Native American	-	-	-	-	-	-	-	-
Asian	-	-	-	-	-	-	-	-
Hispanic or Latinx	-	-	-	-	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-	-	-	-	-
White	1	6	-	-	1	6	-	-
Two or More Races or Ethnicities	-	-	-	-	-	-	-	-
LGBTQ+	-				-

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

The Board currently consists of eight directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The five independent directors are Paul Stephen Beeber, Rick Lazio, David Paterson, Robert A. Ungar and Andrew J. Wilder.

Board Leadership Structure

The Board does not have a policy as to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders. Currently, and since 1998, Mr. Soloway has served as the Chairman of the Board, CEO and President.

The Board of Directors has not elected a Lead Independent Director.

Board Oversight of Risk

The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks and financial reporting risks. The Board exercises its oversight of the Company’s risks through regular reports to the Board from the Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.

In addition, the Board oversees risk through oversight by the Audit Committee. The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s financial risk exposures and the steps management has taken to monitor and control its risks.

Board Structure and Committee Composition

The Board maintains three standing committees: Audit, Compensation, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

During fiscal 2023, the Board held 8 meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

Directors are expected to be available by conference call at the Company’s Annual Meetings of Stockholders. Mr. Buchel attended the last Annual Meeting of Stockholders on December 5, 2022 in person; the other directors were available by phone.

NAPCO maintains an “Investors” section on its website, www.napcosecurity.com, setting forth the Company’s committee charters for the Audit, Compensation and Nominating Committees.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held five meetings in fiscal year 2023. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Robert A. Ungar, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

The report of the Audit Committee is included in this proxy statement on page 9.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines the compensation of the Company’s Chief Executive Officer and the other named executive officers. The Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers. In addition, the Committee determines individuals to be granted options under the 2022 Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plan.

The current members of the Compensation Committee are Paul Beeber (Chairman), Rick Lazio, and Andrew J. Wilder, each of whom meets the NASDAQ Listing Standards for independence for Compensation Committee members

The Compensation Committee held two meetings in Fiscal Year 2023.

The Chief Executive Officer typically attends meetings of the Committee. The Committee’s process includes executive sessions where the Committee meets without the presence of the Chief Executive Officer. Neither the Committee nor the Company has engaged a compensation consultant.

Compensation Committee Interlocks and Insider Participation

During Fiscal Year 2023, Messrs. Beeber, Lazio, and Wilder served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during Fiscal Year 2023, a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.

Nominating Committee

The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

The Nominating Committee held two meetings in fiscal year 2023. The current members of the Nominating Committee are Robert Ungar (Chairman), Rick Lazio, David Paterson and Andrew J. Wilder.

Director Nomination Process

In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

The Nominating Committee has adopted a process as follows. It will consider candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates will be screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures will apply to all candidates for director nomination, including candidates submitted by stockholders.

The Company’s general criteria for the nomination of director candidates, include the following:

- the candidates’ personal and professional ethics, integrity and values,

- mature judgment,

- management, accounting or finance, industry and technical knowledge,

- demonstrated skills in his/her area of present or past professional or business responsibility,

- an ability to work effectively with others,

- sufficient time to devote to the affairs of the Company and

- freedom from conflicts of interest.

The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board with the collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning. The information as to each director set forth above on pages 2-4 includes a description of the experience, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.

Stockholder Nominees

The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair - Nominating Committee

NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

Communications with the Board

You can contact any Director by writing to such Director:

c/o NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

It is the Company’s policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect material interest unless approved by the Audit Committee of the Board of Directors, other than

1.	transactions available to all employees;
2.	transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or
3.	transactions involving less than $120,000 when aggregated with all similar transactions.

Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company’s website, www.napcosecurity.com, under the “Investors” caption.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and representatives of Baker Tilly;
2.	The Audit Committee has discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
3.	The Audit Committee has received from Baker Tilly the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and has discussed with Baker Tilly, Baker Tilly’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2023, filed with the Securities and Exchange Commission.

The Audit Committee:

Andrew J. Wilder, Chairman
Paul Stephen Beeber
Robert A. Ungar

COMPENSATION OF DIRECTORS

The total fiscal year 2023 compensation of non-employee Directors is shown in the following table.

Director Compensation

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)	($)
Paul Stephen Beeber	$60,000	$66,800	—	$126,800

Rick Lazio	$60,000	$66,800	—	$126,800

David Paterson	$20,000	$78,050	—	$98,050

Donna A. Soloway	$54,000	$66,800	—	$120,800

Robert A. Ungar	$60,000	$66,800	—	$126,800

Andrew J. Wilder	$66,000	$66,800	—	$132,800

(1)	Each director who is not an employee receives a fee for each Board of Directors meeting. Mr. Wilder, as Chairman of the Audit Committee, receives $11,000 for each meeting. Ms. Soloway is not a member of any committee and receives $9,000 for each meeting. All other directors, as members of the various committees, receive $10,000 for each meeting.
(2)	Amounts reflect the share-based compensation expense recognized by the Company in the year ended June 30, 2023, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2023.

At June 30, 2023, each of Ms. Soloway and Mr. Wilder held outstanding options to purchase 42,100 shares of Common Stock of the Company, of which 29,000 were vested at June 30, 2023; Mr. Beeber held outstanding options to purchase 15,100 shares of Common Stock of the Company, of which 2,000 were vested at June 30, 2023; Mr. Ungar held outstanding options to purchase 23,000 shares of common stock of which 11,400 were vested; Mr. Paterson held outstanding options to purchase 5,000 shares of common stock of which 1,000 were vested; and Mr. Lazio held outstanding options to purchase 25,000 shares of common stock of which 11,000 were vested.

DELINQUENT SECTION 16(a) REPORTS

Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 (“reporting person”), failed to file on a timely basis one or more reports during such fiscal year except as follows: Paul Beeber, a director, filed four late Form 4’s. One reporting the award of options to purchase 5,000 shares of Common Stock of the Company and exercise of 6,300 shares of Common Stock of the Company, a second reporting the sale of 1,731 shares of common stock of the Company, a third reporting the exercise of 3,600 shares of Common Stock of the Company, and a fourth reporting the exercise of 1,600 shares of Common Stock of the Company.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, and the period during which they have served in these positions.

Name and Age	Position and Office with the Company, Term of Office and Five-Year Employment History
Richard L. Soloway (77)	Chairman of the Board of Directors since October 1981; President and CEO since 1998; and Secretary since 1975.

Kevin S. Buchel (70)	Executive Vice President of Operations since October 2021; Senior Vice President of Operations and Finance from April 1995 to October 2021; CFO since April 1995; Treasurer since May 1998.

Michael Carrieri (65)	Senior Vice President of Engineering Development since May 2000; Vice President of Engineering Development from September 1999 to May 2000.

Stephen M. Spinelli (53)	Senior Vice President of Sales since April 2020; from January 2015 to April 2020, a director of sales for Nortek Security and Control, LLC (formerly Linear, LLC).

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis explains the objectives, strategy and features of our executive compensation program and it describes how the compensation of our executive officers aligns with our corporate objectives and shareholder interests.

Compensation Program Objective

The objective of our executive compensation program is to allow us to successfully retain and motivate executives who enable us to achieve short-term and long-term growth and operational excellence.

Oversight of Our Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers and oversees the executive compensation program.

All of the members of the Compensation Committee have been determined to be independent under applicable NASDAQ and SEC rules.

The Committee’s responsibilities are detailed in its charter, which can be found at www.napcosecurity.com/investors/corporategovernance.

The Company’s CEO participates in the Compensation Committee’s meetings and provides input into compensation decisions at the Compensation Committee’s request. In particular, the Company’s CEO participates by making recommendations on named executive officers (NEO or NEOs) compensation and input on objectives (other than for himself). The CEO’s compensation is determined solely by the Compensation Committee. The Committee’s process includes executive sessions where the Committee meets alone, without the presence of management.

The Use of Compensation Survey Data and Peer Companies

During FY 2023, the Compensation Committee did not conduct any formal competitive pay benchmarking. Instead, the competitiveness of the pay offered to the executive officer was based on existing employment agreements and compensation packages, the recommendations of the Chief Executive Officer, and the business experience of members of the Compensation Committee.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

The named executive officers, including our Chief Executive Officer, have a compensation program that includes the following components:

●	Base salary
●	Annual incentives
●	Long-term incentives in the form of stock options awards
●	Employee benefits
●	Perquisites

Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of offering rewards for successful business results and shareholder value creation.

The following describes the general purpose of each element of compensation and how the Committee made fiscal year 2023 pay decisions from such element.

Base Salaries. Base salaries are used to compensate each of our executives for their positions and levels of responsibility. Each of Messrs. Soloway and Carrieri have employment agreements, which provide for a minimum base salary and, in the case of Mr. Soloway, a minimum annual cost-of-living adjustment. For fiscal 2023, Messrs. Soloway and Carrieri’s salaries were determined pursuant to such Employment Agreements. Mr. Soloway recommended to the Committee the base salary for Mr. Carrieri and himself.

Each of Mr. Buchel’s and Mr. Spinelli’s salary for the 2023 fiscal year was in an amount recommended by the CEO. The considerations entering into the determination by the CEO of the salary recommendation for each of Mr. Buchel and Mr. Spinelli were the CEO’s subjective evaluations of the ability and past performance of Mr. Buchel and Mr. Spinelli and the CEO’s judgment of their potential for enhancing the Company’s profitability.

Annual Cash Incentives. The Committee’s policy is that named executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses based on recommendations by the CEO who may base such determinations on targets established for the named executive officers. The bonuses for Messrs. Soloway and Buchel reflected the effects of the restatement of the Company’s financial statements for the first three quarters of fiscal 2023.

Long-term Incentive Awards. The purpose of the granting of stock options is to retain the services of the named executive officers and our key employees and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

The Committee’s policy is generally to grant options to the named executive officers other than the CEO under the Company’s Stock Option Plans after consideration of the amounts recommended periodically by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation.

Given the substantial decline in the Company’s stock price following the fiscal year-end, the Committee decided to not grant any stock options to the CEO or the NEOs.

The Committee generally determines the CEO’s bonus and Incentive Awards following discussions between the Committee Chairman and the CEO.

Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans – including term life insurance, health and disability insurance – available to all salaried employees. We do, however, pay the premiums on life insurance policies for the benefit of each of the named executive officers and on additional health insurance policies for the benefit of Mr. Soloway. See footnote to the Summary Compensation Table.

We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers that matches 50% of an employee’s contribution up to the first 3% of the employee’s salary subject to an overall dollar cap.

We have provided certain perquisites to the named executive officers, as summarized in footnotes 2 and 3 to the “Summary Compensation Table.”

IRC Section 162(m). Under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), compensation paid to each of the Company’s "covered employees" that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain exceptions that are not applicable to the Company.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

Employment Agreements

Change in Control, Severance Agreements. Under Mr. Soloway’s Employment Agreement, if during its term there should be a change in control, then Mr. Soloway is entitled to terminate his employment and is entitled to receive a termination payment equal to 299% of the average of the prior five calendar years’ compensation, subject to certain limitations. If the Company terminates Mr. Soloway’s employment other than for Cause, as defined, or if Mr. Soloway terminates his employment with the Company for Good Reason, as defined, the Company shall pay a lump sum payment equal to (i) Mr. Soloway’s annual base salary plus the bonus paid for the prior fiscal year multiplied by (ii) the greater of the number of years or portion thereof remaining in the term of the Agreement or three years.

The agreement with Mr. Carrieri provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment of the officer without cause. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

We believe these changes in control and severance arrangements help to retain these executive talents by providing them with a sense of commitment by the Company to them.

Compensation Committee Interlocks and Insider Participation

During fiscal 2023, Messrs. Beeber, Wilder and Lazio served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during 2023, a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed, and discussed with management, the Company’s Compensation Discussion & Analysis (“CD&A”) appearing on pages 12-14 of this proxy statement.
2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the Securities and Exchange Commission.

The Compensation Committee:

Paul Beeber (Chairman)
Andrew J. Wilder
Rick Lazio

The foregoing report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer and our three most highly compensated executive officers during fiscal years 2023, 2022 and 2021 of the Company.

Summary Compensation Table

				Option
Name and	Fiscal	Salary	Bonus(1)	Awards(2)	All Other	Total
Principal Position	Year	($)	($)	($)	Compensation ($)	($)
Richard L. Soloway, (3)	2023	904,778	226,395	133,600	74,435	1,339,208
Chairman of the Board of	2022	853,223	453,390	990,960	62,378	2,359,952
Directors, CEO, President	2021	821,646	357,000	—	64,379	1,243,026
and Secretary

Kevin S. Buchel, (4)	2023	489,174	79,375	133,600	18,029	720,178
Executive Vice President of	2022	461,410	158,750	990,960	15,460	1,626,580
Operations (since 2021), CFO and Treasurer	2021	448,237	125,000	—	14,945	588,182

Michael Carrieri, (4)	2023	380,200	158,750	133,600	14,393	686,943
Senior Vice President of	2022	356,230	158,750	495,480	13,101	1,023,561
Engineering Development	2021	341,502	125,000	—	11,145	477,647

Stephen Spinelli, (4)	2023	278,242	50,000	66,800	4,870	399,912
Senior Vice President of Sales (since 2020)	2022	260,001	125,000	—	3,613	388,614
	2021	250,962	25,000	326,047	590	602,599

(1)	Bonuses reflects discretionary bonuses awarded to each officer following the fiscal year as determined by the Compensation Committee.
(2)	Amounts reflect the aggregate grant date fair value of all option awards granted during the fiscal years ended June 30, 2023, June 30, 2022, and June 30, 2021, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2023. Options listed for fiscal 2023 were granted in August 2022 in connection with Compensation Committee’s review for fiscal 2022
(3)	All other compensation for Mr. Soloway for fiscal 2023 included payment of health and life insurance premiums of $39,155, automobile expenses of $28,405 and Company discretionary matching contributions of $6,875. All other compensation for Mr. Soloway for fiscal 2022 included payment of health and life insurance premiums of $36,168, automobile expenses of $21,644 and Company discretionary matching contributions of $4,588. All other compensation for Mr. Soloway for fiscal 2021 includes payment of health and life insurance premiums of $35,148, automobile expenses of $25,569 and Company discretionary matching contributions of $3,663.
(4)	All other compensation for Messrs. Buchel, Carrieri and Spinelli includes payment of life insurance premiums, automobile expenses and the Company’s 401(k) discretionary matching contributions.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

		Number of
	Number of	Securities
	Securities Underlying	Underlying		Option
	Unexercised Options	Unexercised Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Un-exercisable		($)	Date
Richard L. Soloway	2,000	8,000	(1)	26.94	8/24/2032
	40,000	60,000	(3)	22.495	10/18/2031
	12,800	3,200	(7)	16.795	10/27/2029
	16,000	—		8.08	10/1/2028
	6,000	—		4.813	12/14/2027

Kevin S. Buchel	2,000	8,000	(1)	26.94	8/24/2032
	40,000	60,000	(3)	22.50	10/18/2031
	—	4,000	(6)	11.68	2/11/2030
	—	1,600	(8)	15.27	10/27/2029

Michael Carrieri	2,000	8,000	(1)	26.94	8/24/2032
	20,000	30,000	(4)	22.50	10/18/2031
	—	1,600	(8)	15.27	10/27/2029

Stephen Spinelli	1,000	4,000	(2)	26.94	8/24/2032
	35,928	23,952	(5)	10.02	4/29/1930

(1)	Options as to 2,000 shares vest on August 25 in each of 2023, 2024, 2025 and 2026.
(2)	Options as to 1,000 shares vest on August 25 in each of 2023, 2024, 2025 and 2026.
(3)	Options as to 20,000 shares vest on October 19 in each of 2023, 2024 and 2025.
(4)	Options as to 10,000 shares vest on October 19 in each of 2023, 2024 and 2025.
(5)	Options as to 11,976 shares vest on April 30 in each of 2024 and 2025.
(6)	Options as to 4,000 shares vest on February 12, 2024.
(7)	Options as to 3,200 shares vest on October 28, 2023.
(8)	Options as to 1,600 shares vest on October 28, 2023.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with each of Richard L. Soloway and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003, is for a five-year period, and then year to year unless notice of termination is given at least six months prior to the end of the then applicable term. The Agreement provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway’s agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by

Mr. Soloway within twelve months of a change in control. In the event of death, the termination payment equals one year’s salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years’ total compensation, subject to certain limitations. The Company’s option plans provide for the accelerated vesting of unvested options upon a change in control.

Under such agreement, had Mr. Soloway’s employment terminated on June 30, 2023 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $1,131,173, $542,867 and $3,393,518 respectively.

Had Mr. Soloway’s employment terminated on June 30, 2023 after a change of control, the Company would have been required to pay him $4,383,999 pursuant to his employment agreement. In addition, assuming a change of control on June 30, 2023, vesting of options to purchase 71,200 shares of Common Stock of the Company would have been accelerated. The value of such accelerated options would have been $848,116 based upon the closing price per share of $34.65 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2023.

Mr. Carrieri’s agreement, as amended, terminates in August 2024 and provides for an annual salary of $361,000. Mr. Carrieri’s agreement, as amended, provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason within three months of a change in control of the Company. Had either of such events occurred on June 30, 2023, the Company would have been required to pay him $285,150.

In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason upon a change of control of the Company. Had Mr. Buchel’s employment been terminated on June 30, 2023 non-voluntarily without cause, the Company would have been required to pay him $363,653 pursuant to such severance agreement.

In the event of a change of control on June 30, 2023, vesting of options to purchase 73,600 and 39,600 shares of Common Stock of the Company would have accelerated for Messrs. Buchel and Carrieri, respectively. The value of such accelerated options would have been $913,888 and $457,338 for Messrs. Buchel and Carrieri, respectively, based on a closing price of $34.65 per share of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2023.

Each of the agreements with Mr. Carrieri and Mr. Buchel contains non-compete restrictions for three years after the employee’s termination of employment.

Golden Parachute Payments

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that each of our named executive officers will or may be paid in connection with a change in control. Our "named executive officers" for this purpose are Richard Soloway, Kevin Buchel and Michael Carrieri. The figures in the table are estimated based on compensation and benefit levels as of June 30, 2023, and based on the assumption that each of the named executive officers will incur a termination entitling them to severance payments under their respective agreements immediately following a change in control.

Golden Parachute Compensation

			Perquisites/
	Cash(1)	Equity(2)	Benefits(3)	Total
Name	($)	($)	($)	($)
Richard Soloway	4,383,999	848,116	18,960	5,251,075
Kevin Buchel	363,653	913,888	7,748	1,285,289
Michael Carrieri	285,150	457,338	7,748	750,236

(1)	To be paid in accordance with pre-existing employment agreements or severance agreements described above.
(2)	Represents the difference between the market price of the Company’s Common Stock and exercise price of stock options whose vesting accelerates on a change in control. Based upon the closing price per share of $34.65 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2023.
(3)	In accordance with pre-existing employment agreement or severance agreement, each executive officer is entitled to payment of health insurance premiums for six months in addition to the cash severance described in the Table.

CEO Pay Ratio - 2023

The 2023 annual total compensation of our CEO was $1,339,208, the 2023 annual total compensation of our median compensated employee (76% of whom are employed at the Company’s factory in the Dominican Republic) was $4,328 and the ratio of these amounts is 309 to 1.

We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees in fiscal 2023. We applied this measure to our global employee population as of June 30, 2023, the last day of our 2023 fiscal year, and annualized base salaries for permanent full-time and part-time employees that did not work the full year. The global employee population utilized to identify the median employee used in the calculation includes the Company’s factory employees in the Dominican Republic, which make up a 76% of employees of the Company and typically have substantially lower compensation than those employees located in the United States.

Pay versus Performance

The following table reports the compensation of our CEO and the average compensation of the other Named Executive Officers (non-CEO NEOs) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

Value of Initial Fixed $100
			Average	Average	Investments Based on:
			Summary	Compensation
	Summary		Compensation	"Actually	Company	Peer Group
	Compensation	Compensation	Table Total	Paid" to	Total	Total	Net Income	Net	Adjusted
Fiscal	Table Total for	"Actually Paid"	for Non-CEO	Non-CEO	Shareholder	Shareholder	($ in	Revenues	EBITDA*
Year (1)	CEO(2) ($)	to CEO(3) ($)	NEOs(2) ($)	NEOs(3) ($)	Return(4) ($)	Return(4) ($)	thousands)(5)	($ in thousands)(6)	($ in thousands)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2023	1,339,208	2,488,616	602,344	1,140,988	298.22	137.07	27,127	169,997	34,295
2022	2,359,952	2,544,060	1,012,918	1,073,660	176.03	109.64	19,599	143,593	22,626
2021	1,243,026	1,324,206	556,143	667,086	155.41	144.19	15,413	114,035	20,063
(1)	The CEO and non-CEO NEOs for each year reported were as follows: Richard Soloway (PEO); Kevin Buchel, Michael Carrieri and Stephen Spinelli (Non-CEO NEO’s)

(2)	The 2023 Summary Compensation Table totals reflected are as reported for the CEO and the average of the non-CEO NEOs for each of the fiscal years ended June 30, 2023, 2022, and 2021.
(3)	Compensation Actually Paid: The dollar amounts reported in columns (c) and (e) represent the amount of compensation “actually paid” to the CEO and the average amount of compensation “actually paid” to the Non-CEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The following table details the applicable adjustments that were made to the CEO’s and the Non-CEO NEOs’ total compensation for each year to determine the compensation “actually paid” (all amounts are averages for the Non-CEO NEOs other than the CEO).

			Option Award Adjustments
		Reported		Stock Option
		Summary	Stock Option	Awards Added to	Total
		Compensation	Awards	Compensation	Compensation
Fiscal		Table (SCT)	Deducted from	"Actually Paid"	"Actually
Year (1)	Executives	Total ($)	SCT Totals ($)	($)	Paid" ($)
		(a)	(b)	(c)	(d)
2023	CEO	1,339,208	(133,600)	1,283,008	2,488,616
	Non-CEO NEOs	602,344	(111,333)	649,977	1,140,988
2022	CEO	2,359,952	(1,082,600)	1,266,708	2,544,060
	Non-CEO NEOs	1,012,918	(532,017)	592,759	1,073,660
2021	CEO	1,243,026	—	81,180	1,324,206
	Non-CEO NEOs	556,143	(108,682)	219,626	667,086

(4)	The Company’s TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is determined based on the value of an initial fixed investment of $100 on June 30, 2020. The Peer Group TSR represents TSR of the Nasdaq Composite Index, which is the industry peer group used for purposes of Item 201(e) of Regulation S-K.
(5)	Represents, in thousands, the amount of net income, reflected in the Company’s audited financial statements for the year indicated.
(6)	The Company has identified Net Revenues and Adjusted EBITDA* as our company-selected measure, as it represents the most important financial measure used to link compensation actually paid to the CEO and the non-CEO NEOs in 2023 to the Company’s performance. We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense, other non-recurring income and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense.

Relationship Between Pay and Performance: Compensation Actually Paid versus Company Performance

The Relationship between compensation actually paid and the Company’s financial performance over the three-year period shown in the tables above is shown in the tables below.

Compensation Actually Paid vs. Net Revenues
in Thousands
$180,000
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
2021
2022
2023
Fiscal Year Ended
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Revenues

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table, together with the accompanying footnotes, sets forth information as of October 24, 2023, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company’s outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership (1)	Common Stock (2)
Richard L. Soloway	3,798,010	10.30%
c/o the Company
333 Bayview Avenue
Amityville, NY 11701
Kevin S. Buchel	183,086	*
Andrew J. Wilder	99,036	*
Michael Carrieri	44,000	*
Donna A. Soloway	41,462	*
Stephen Spinelli	37,928	*
Rick Lazio	16,000	*
Robert A. Ungar	14,400	*
Paul Stephen Beeber	10,085	*
David Paterson	1,000	*
All named executive officers and directors as a group (10 in number)(3)	4,245,007	11.54%
5% Shareholders:
The Vanguard Group, Inc.(4)	2,272,291	6.18%
BlackRock Institutional Trust Company, N.A.(4)	2,023,434	5.50%

*Less than 1%

(1)	This number includes the number of shares that a person has a right to acquire within sixty (60) days (R. Soloway – 102,000, Buchel – 65,600, Spinelli – 37,928, Carrieri – 35,600, Wilder – 33,600, D. Soloway – 33,600, Lazio – 16,000, Ungar – 14,400, Beeber – 6,600 and Paterson – 1,000).
(2)	Percentages for each person or the group are computed on the basis of 36,770,097 shares of Common Stock outstanding on October 24, 2023, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.
(3)	This number of shares includes (i) 3,898,679 shares as to which officers and directors have sole voting and investment power, and (ii) 346,328 shares that officers and directors have the right to acquire within sixty (60) Days.
(4)	This information shown is as of June 30, 2023, the latest date information is available.

Item 2. Proposal to Ratify the Selection of Independent Registered Public Accountants

The Audit Committee of the Company’s Board of Directors recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. The Audit Committee invited several top public accounting firms to participate in this process, including Baker Tilly US, LLP (“Baker Tilly”), the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2023. As a result of this process, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2024. The appointment is effective (“Effective Date”) upon the Company’s filing of its Form 10-Q for the quarter ending September 30, 2023.

As part of the selection process, the Audit Committee dismissed Baker Tilly as the Company’s independent registered public accounting firm as of the Effective Date. This decision was communicated to Baker Tilly on October 24, 2023.

The reports of Baker Tilly on the Company’s consolidated financial statements for the fiscal years ended June 30, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s consolidated financial statements for the years ended June 30, 2023 and 2022 and the subsequent interim period through September 30, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there are no reportable events (as that term is described in Item 304 (a)(1)(v) of regulation S-K and the related instructions thereto) except for the material weaknesses in the Company’s internal control over financial reporting previously reported in Item 9A of the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2023 and 2022 and for the subsequent period through September 30, 2023.

During the two most recent fiscal years and the subsequent interim period through the Effective Date, the Company has not consulted with Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements or any other matter set forth an Item 304 (a)(2)(i) or (ii) of regulation S-K.

Baker Tilly had served as the Company’s independent registered public accountants since fiscal 2009. A representative of Baker Tilly, the Company’s independent registered public accountants for fiscal 2023, will be available to respond to appropriate questions at the annual meeting.

The Board of Directors recommends that stockholders vote FOR the proposal to ratify Deloitte as the Company’s independent Registered Public Accountants for the fiscal year ending June 30, 2024.

Principal Accountant Fees

The fees billed for professional services for fiscal years 2023, 2022 and 2021 by Baker Tilly, the Company’s independent registered public accountants for those years, were as follows:

	Fiscal Year 2023	Fiscal Year 2022	Fiscal Year 2021
Audit Fees (1)	$783,316	$357,000	$342,000
Audit Related Fees (2)	$195,000	$22,000	$19,000
Tax Fees	$244,315	—	—
All Other Fees	—	—	—

(1)	Includes audit of financial statements, SAS 100 reviews, consultations and audit of internal controls for 2023, 2022 and 2021, respectively. Additionally, fiscal year 2023 includes fees incurred in connection with issuing 10-Q/A for quarters 1 through 3 of fiscal 2023.
(2)	Includes services related to the audit of the Company’s employee benefit plan for the plan years ended December 31, 2022, 2021 and 2020, respectively. Also includes fees incurred in connection with issuance of comfort letter, bring down letters, consent letters in connection with the S-8 filing done in February 2023 and S-3ASR in September 2022.

The Audit Committee has considered whether the provision of the services described above under the headings “All Other Fees” is compatible with maintaining the auditor’s independence and determined that it is. In fiscal years 2023, 2022 and 2021, 100% of “All Other Fees” were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
AND NOMINATION OF DIRECTORS

From time-to-time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the Annual Meeting following Fiscal Year 2024 (and who wish to have such proposals included in the Company’s Proxy Statement for such Annual Meeting) must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than September 9, 2024, and no earlier than August 9, 2024. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the Annual Meeting following Fiscal Year 2024 but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than September 9, 2024.

Pursuant to the Company’s by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company no earlier than August 9, 2024 and no later than September 8, 2024.

EXPENSES OF SOLICITATION

The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies for the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation. The Company retained MacKenzie Partners, Inc. at usual and customary fees to aid in the solicitation of proxies.

Novem
Dated: November 7, 2023
By Order of The Board of Directors

Richard L. Soloway, Secretary

Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing such exhibits may be charged.

All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2023 Annual Report are available at investor.napcosecurity.com

Proxy for the Annual Meeting of Stockholders

of

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue, Amityville, New York 11701

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

The undersigned appoints Richard L. Soloway and Kevin S. Buchel, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NAPCO Security Technologies, Inc. held of record by the undersigned at the close of business on October 24, 2023 at the Annual Meeting of Stockholders of NAPCO Security Technologies, Inc. to be held on December 12, 2023, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FACOR OF THE PROPOSAL TO RATIFY DELOITTE AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Continued, and to be marked, dated and signed on the reverse side

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

5	12:00 P.M. BOARD OF DIRECTORS
NAPCO SECURITY TECHNOLOGIES, INC.	Annual Meeting of Stockholders December 12, 2023 12:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card In the Envelope Provided

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

and
PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.	Please mark your votes like this	⌧

1. ELECTION OF DIRECTORS:
(1) Andrew J. Wilder	FOR ◻	WITHHOLD ◻

(2) Robert A. Ungar	FOR ◻	WITHHOLD ◻

2. RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S 2024 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	FOR ◻	AGAINST ◻	ABSTAIN ◻	CONTROL NUMBER

Signature________________ Signature, if held jointly _______________________Date___________, 2023.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. While signing as attorney, executive, administrator, trustee, guardian or corporate officer, please give title as such.